Exhibit 99.1

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558 Analyst Contact: John Pollok (803) 765-4628

South State Corporation Reports Operating Results of $1.00 per share;

Increases Quarterly Cash Dividend

COLUMBIA, S.C.—October 28, 2014—South State Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month and nine-month periods ended September 30, 2014.  Highlights of the third quarter 2014 include the following:

•                  Net income available to common shareholders of $19.3 million, or $0.80 diluted EPS in 3Q 2014, up 7.7%, compared to $17.9 million, or $0.74 diluted EPS in 2Q 2014, and up 67.9% from $11.5 million, or $0.52 diluted EPS in 3Q 2013;

•                  Operating earnings of $24.2 million, or $1.00 diluted operating EPS, up 9.1%, compared to $22.2 million, or $0.92 diluted operating EPS in 2Q 2014, and up 28.3% from $18.8 million, or $0.85 diluted operating EPS in 3Q 2013 (operating earnings exclude merger and branding expenses and include preferred stock dividends paid);

•                  Successfully executed the system conversion related to the First Financial merger and rebranded the Company to South State Bank;

•                  Return on average assets was 0.96% annualized in 3Q 2014, up from 0.91% in 2Q 2014 and 0.66% in 3Q 2013;  Operating return on average assets was 1.21% annualized in 3Q 2014 compared to 1.12% in 2Q 2014 and 1.07% in 3Q 2013;

•                  Return on average tangible common equity was 14.0% annualized in 3Q 2014 compared to 13.6% in 2Q 2014, and 10.4% in 3Q 2013;  Operating return on average tangible common equity was 17.2% in 3Q 2014 compared to 16.6% in 2Q 2014 and 16.4% in 3Q 2013;

•                  Tangible common equity per share increased by $0.66 during the third quarter to $24.78;

•                  Net charge-offs of non-acquired loans increased to 0.26% annualized in 3Q 2014, compared to 0.17% annualized in 2Q 2014 and decreased from 0.45% annualized in 3Q 2013;

•                  Operating efficiency ratio decreased to 61.3% in 3Q2014, compared to 63.6% in 2Q2014 and 64.3% in 3Q2013;

•                  Legacy loan growth for 3Q 2014 was $130.1 million or 16.4% annualized.

Quarterly Cash Dividend

The Board of Directors of South State Corporation has declared a quarterly cash dividend of $0.22 per share payable on its common stock.  This per share amount is $0.01 per share, or 4.8% higher than the dividend paid in the immediately preceding quarter and is $0.03 per share, or 15.8%, higher than a year ago.  The dividend will be payable on November 21, 2014 to shareholders of record as of November 14, 2014.

Third Quarter 2014 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to common shareholders of $19.3 million, or $0.80 per diluted common share for the three months ended September 30, 2014 up from $17.9 million, or $0.74 per diluted common share for the three months ended June 30, 2014.  The $1.4 million increase was primarily the result of a lower provision for income taxes of $1.0 million.  During the quarter, our effective income tax rate declined to 30.16% compared to 34.30%.  This decrease was primarily the result of additional tax credits (both federal and state related) included in the December 31, 2013 returns filed in September 2014 than what was included in the 2013 income tax provision, and additional tax credits for 2014.  These additional tax credits for 2014 were the result of our investment in certain tax advantaged community projects and “new job” related credits in South Carolina.

“Our third quarter results were highlighted by operating return on tangible equity exceeding 17%, operating return on average assets of 1.21% and a year over year increase in operating earnings of 28.3%,” said Robert R. Hill, Jr., CEO of South State Corporation.  “We are also pleased to achieve $1.00 in operating earnings per share for the third quarter, a number we have previously discussed as a post integration target for the company.  Our team has done an outstanding job with our merger and branding integration that was completed during the third quarter.  The company’s performance has allowed a third consecutive quarterly dividend increase to $0.22 per share this quarter, an increase of 15.8% in our dividend year over year.”

Asset Quality

During the third quarter of 2014, the Company’s trend of improved asset quality continued, excluding acquired loans and acquired other real estate owned (OREO), as nonperforming loans declined by $4.8 million, or 13.7%.  Non-acquired nonperforming assets (NPAs) as a percentage of total non-acquired loans and repossessed assets declined to 1.20% compared to 1.39% in the second quarter of 2014.  NPAs, excluding acquired NPAs, declined by $4.5 million from the second quarter 2014 level of $44.3 million.

During the third quarter, the Company reported $5.9 million in nonperforming loans related to “acquired non-credit impaired loans”.  In addition, acquired nonperforming OREO and other assets owned declined by $3.0 million from June 30, 2014.  Total nonperforming assets, including acquired assets, declined from $89.9 million at June 30, 2014 to $88.2 million at September 30, 2014.  From September 30, 2013, total nonperforming assets, including acquired assets, has declined by more than 30%, or $38.0 million.

At September 30, 2014, the allowance for non-acquired loan losses was $34.8 million or 1.05% of non-acquired period-end loans.  The current allowance for loan losses provides 1.14 times coverage of period-end non-acquired nonperforming loans, up from 1.00 times at the end of the second quarter of 2014.  Net charge-offs within the non-acquired portfolio were $2.1 million for the quarter or 0.26% annualized, up from the second quarter of 2014 of $1.3 million or 0.17% annualized, and down from the second quarter of 2013 of $3.0 million or 0.45% annualized.

During the quarter, net charge offs related to “acquired non-credit impaired loans” were $438,000 or 0.12% annualized, and the Company recorded a provision for loan losses, accordingly.

Total OREO decreased by $2.5 million during the third quarter to $51.2 million compared to the second quarter of 2014 of $53.7 million.  Non-acquired OREO increased by $357,000, while acquired (covered and uncovered) OREO declined by $2.8 million.  This decline was the result of our continued effort in disposition of these assets.  Additionally, OREO assets (both acquired and non-acquired) were written down during the quarter by approximately $2.3 million, an increase of $2.0 million over the write downs from second quarter.  As a result, our OREO and loan related costs were up significantly during the quarter to $3.4 million compared to the second quarter of $1.9 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $80.4 million for the third quarter of 2014, a $605,000 decrease from the second quarter of 2014, resulting primarily from the following:

1.              A $140.4 million decrease in the average balance of acquired loans from the second quarter of 2014, coupled with a decrease of 5 basis points in the yield on acquired loans from 7.33% to 7.28% which resulted in a decrease of $2.4 million; which was mostly offset by

2.              Non-acquired loans average balance growing by more than $184.5 million and the yield on these loans declined from 4.18% during the second quarter to 4.15% resulting in an increase in interest income of $2.1 million; and

3.              The increase in interest expense from funding sources was $122,000.  Certificates and other time deposits accounted for approximately half of the increase and money market accounts the other half, as the deposit base of both categories declined during the quarter and the related rate paid increased by 4 basis points and 1 basis point, respectively.

Tax-equivalent net interest margin decreased 10 basis points from the second quarter of 2014 and by 46 basis points from the third quarter of 2013.  The Company’s average yield on interest-earning assets decreased 9 basis points while the average rate on interest-bearing liabilities increased 1 basis point from the second quarter of 2014.  During the third quarter of 2014, the Company’s average total assets slightly increased to $8.0 billion and average earning assets remained at $6.9 billion.  Average interest-bearing liabilities declined by approximately $78.8 million.  Average non-interest bearing demand deposits increased by $65.1 million during the quarter and by $297.0 million from September 30, 2013.

Noninterest Income and Expense

Noninterest income was flat from the second quarter of 2014 at $24.5 million for the third quarter 2014.  All categories declined, except for the amortization of the FDIC indemnification asset and other revenue, which combined offset the declines in all categories.  Compared to the third quarter of 2013, noninterest income grew significantly by $9.3 million due primarily to the First Financial merger which included three months of revenue in 2014 compared to two months of the quarter in 2013.  Additionally, the amortization of the indemnification asset declined by approximately $2.8 million.

Noninterest expense was $75.1 million in the third quarter of 2014, down from $75.9 million from the second quarter of 2014.  This decrease from the second quarter of 2014 was primarily due to lower cost in all categories totaling approximately $2.7 million, which was the result of the system conversion in July and eight branch closures throughout the quarter.  These lower costs were offset by increases in OREO and loan related expenses of $1.5 million and merger and brand-related expense of $336,000 to $6.8 million.  The efficiency ratio for the quarter was 71.0%, down from 71.5% in the second quarter.  Our operating efficiency ratio, which excludes merger and brand-related expenses and OREO and loan related expenses, declined to 61.3% compared to 63.6% in the second quarter.

Compared to the third quarter of 2013, noninterest expense was slightly down from the third quarter of 2013 which was $75.4 million.  There was a significant increase as a result of the First Financial merger in salaries and benefits expense of approximately $5.6 million, which was offset by declines in merger and branding related expenses, information services, advertising and marketing, and in other expense.

Balance Sheet and Capital

At September 30, 2014, the Company’s total assets were $7.9 billion, down from $8.0 billion at September 30, 2013, and flat from $7.9 billion at December 31, 2013.  Since December 31, 2013, the Company has experienced asset growth in the following areas:  cash and short-term investments by $23.6 million, or 4.9%, non-acquired loans by $439.5 million, or 15.3%, loans held for sale by $42.1 million, or 137.5%, and the investment securities portfolio by $13.4 million, or 1.7%.  Loans held for sale increased primarily from the increase in closings of mortgage loans from the pipeline.  Fully offsetting these increases were decreases in acquired loans by $463.7 million, the FDIC receivable by $55.5 million and OREO by $13.7 million.

The Company’s book value per common share increased to $40.07 per share at September 30, 2014, compared to $39.50 at June 30, 2014.  Capital increased by $14.0 million due primarily to net income of $19.3 million, which was offset by the common dividend paid of $5.1 million.  Accumulated comprehensive income decreased by $1.5 million, net of tax, in the third quarter, primarily the result of change in the fair value of the available for sale investment securities portfolio.  As of September 30, 2014, capital was within $3.0 million from the level at September 30, 2013 even with the redemption of $65.0 million of preferred stock in March of 2014.  Tangible book value (“TBV”) per common share increased by $0.66 per share to $24.78 at September 30, 2014, from $24.12 at June 30, 2014.  This increase was primarily the result of the strong net income during the quarter, net of the dividend paid to shareholders.

In addition, tangible common equity to tangible assets increased to 7.94% at September 30, 2014 up from 7.63% at the end of the second quarter of 2014.  Tangible common equity was 6.87% at September 30, 2013.

The total risk-based capital ratio is estimated to be around 14.1% up from June 30, 2014 of 13.8%.  Tier 1 leverage ratio increased to approximately 9.1% from 8.9% at June 30, 2014.  The increase was driven by net income for the quarter.  The Company’s capital position remains “well-capitalized” by all measures at September 30, 2014.

“Our balance sheet continued to strengthen during the quarter as nonperforming assets declined both in loans and in OREO.  Non-acquired loans now comprise more than 58% of our total loans compared to 56% last quarter.  The FDIC receivable balance declined another $12.8 million through cash collections and negative accretion.  Our capital position improved by $14.0 million and noninterest bearing deposits increased another $31.0 million,” said John C. Pollok, COO and CFO.

South State Corporation will hold a conference call today, October 28th; at 11 a.m. Eastern Time during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 877-506-9272.  The number for international participants is 412-380-2004.  The conference ID number is 10053513.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com.  A replay will be available beginning October 28th by 2:00 p.m. Eastern Time until 9:00 a.m. on November 12, 2014.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10053513.

***************

South State Corporation is the largest bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 19 South Carolina counties, 12 Georgia counties and 4 North Carolina counties for over 80 years.  The bank also operates Minis & Co., Inc. and First Southeast 401K Fiduciaries, Inc., both registered investment advisors; and First Southeast Investor Services, Inc., a limited purpose broker-dealer. South State Corporation has assets of approximately $7.9 billion and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associated with, mergers and acquisitions, including, without limitation, the merger with First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOUTH STATE CORPORATION AND SUBSIDIARY

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013	September 30,		2014 - 2013
EARNINGS SUMMARY (non tax equivalent)	2014	2014	2014	2013	2013	% Change	2014	2013	% Change
Interest income (A)	$84,348	$84,831	$87,463	$88,748	$83,793	0.7%	$256,642	$197,494	29.9%
Interest expense	3,979	3,858	3,996	4,359	4,038	-1.5%	11,833	8,648	36.8%
Net interest income	80,369	80,973	83,467	84,389	79,755	0.8%	244,809	188,846	29.6%
Provision for loan losses (1)	2,091	2,169	849	(12)	659	217.3%	5,109	1,898	169.2%
Noninterest income	24,453	24,399	20,545	20,683	15,170	61.2%	69,397	33,173	109.2%
Noninterest expense	75,058	75,889	77,415	83,896	75,408	-0.5%	228,362	166,735	37.0%
Income before provision for income taxes	27,673	27,314	25,748	21,188	18,858	46.7%	80,735	53,386	51.2%
Provision for income taxes	8,346	9,368	8,832	7,204	6,804	22.7%	26,546	18,151	46.3%
Net income	19,327	17,946	16,916	13,984	12,054	60.3%	54,189	35,235	53.8%
Preferred stock dividends	—	—	1,073	812	542		1,073	542
Net income available to common shareholders (GAAP)	$19,327	$17,946	$15,843	$13,172	$11,512	67.9%	$53,116	$34,693	53.1%

Effective tax rate	30.16%	34.30%	34.30%	34.00%	36.08%		32.88%	34.00%

Basic weighted-average common shares	23,898,982	23,892,245	23,873,178	23,825,636	21,893,528	9.2%	23,889,546	18,517,610	29.0%
Diluted weighted-average common shares	24,160,461	24,140,600	24,116,174	24,079,350	22,127,979	9.2%	24,139,374	18,717,181	29.0%

Earnings per common share - Basic	$0.81	$0.75	$0.66	$0.55	$0.53	52.8%	$2.22	$1.87	18.7%
Earnings per common share - Diluted	0.80	0.74	0.66	0.55	0.52	53.8%	2.20	1.85	18.9%

Cash dividends declared per common share	$0.21	$0.20	$0.19	$0.19	$0.19	10.5%	$0.60	$0.55	9.1%
Dividend payout ratio (2)	26.22%	26.89%	28.91%	34.74%	39.71%	-34.0%	27.25%	30.84%	-11.6%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$19,327	$17,946	$16,916	$13,984	$12,054	60.3%	$54,189	$35,235	53.8%
Securities (gains) losses, net of tax	63	(58)	—	—	—		5	—
Merger and branding related expense, net of tax	4,781	4,277	3,932	6,147	7,326	-34.7%	12,982	9,224
Net operating earnings (loss) (non-GAAP)	24,171	22,165	20,848	20,131	19,380	24.7%	67,176	44,459	51.1%
Preferred stock dividends	—	—	1,073	812	542		1,073	542
Net operating earnings (loss) available to common shareholders (non-GAAP)	$24,171	$22,165	$19,775	$19,319	$18,838	28.3%	$66,103	$43,917	50.5%

Operating earnings (loss) per common share - Basic	$1.01	$0.93	$0.83	$0.81	$0.86	17.4%	$2.77	$2.37	16.9%
Operating earnings (loss) per common share - Diluted	1.00	0.92	0.82	0.80	0.85	17.6%	2.74	2.35	16.6%

						Third
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Nine Months		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013	September 30,	September 30,	2014 - 2013
BALANCE SHEET HIGHLIGHTS	2014	2014	2014	2013	2013	% Change	2014	2013	% Change
Loans held for sale	$50,116	$50,423	$29,386	$35,673	$53,204	-5.8%	$39,456	$48,161	-18.1%
Acquired non-credit impaired loans	1,429,100	1,479,412	1,575,392	1,635,418	1,227,822	16.4%	1,495,667	406,374	268.1%
Acquired credit impaired loans, net of allowance for acquired loan losses	987,874	1,077,960	1,162,467	1,247,891	1,199,761	-17.7%	1,073,420	1,050,662	2.2%
Non-acquired loans	3,246,025	3,061,529	2,909,175	2,793,522	2,698,580	20.3%	3,073,530	2,634,362	16.7%
Total loans (1)	5,662,999	5,618,901	5,647,034	5,676,831	5,126,163	10.5%	5,642,617	4,091,398	37.9%
FDIC receivable for loss share agreements	38,061	60,967	83,010	105,554	116,849	-67.4%	60,515	123,500	-51.0%
Total investment securities	822,833	810,909	801,263	699,592	656,658	25.3%	811,747	579,646	40.0%
Intangible assets	369,460	374,021	377,265	379,894	308,729	19.7%	373,553	186,628	100.2%
Earning assets	6,930,480	6,910,549	6,842,708	6,880,973	6,254,128	10.8%	6,852,027	5,086,351	34.7%
Total assets	7,952,004	7,942,953	7,959,787	7,977,604	7,214,418	10.2%	7,950,384	5,808,156	36.9%
Noninterest-bearing deposits	1,656,120	1,591,002	1,485,014	1,510,734	1,359,137	21.9%	1,579,427	1,115,407	41.6%
Interest-bearing deposits	4,900,038	4,986,465	5,033,181	5,098,095	4,626,023	5.9%	4,972,736	3,679,676	35.1%
Total deposits	6,556,158	6,577,467	6,518,195	6,608,829	5,985,160	9.5%	6,552,163	4,795,083	36.6%
Federal funds purchased and repurchase agreements	256,000	247,672	273,636	229,382	251,551	1.8%	259,038	289,143	-10.4%
Other borrowings	101,090	101,763	102,269	101,948	93,849	7.7%	101,202	67,818	49.2%
Shareholders’ common equity (excludes preferred stock)	959,536	942,935	931,961	914,335	790,554	21.4%	944,912	607,385	55.6%
Shareholders’ equity	959,536	942,935	994,073	979,335	837,185	14.6%	965,388	623,099	54.9%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013
BALANCE SHEET HIGHLIGHTS	2014	2014	2014	2013	2013	% Change
Loans held for sale	$72,639	$56,407	$57,200	$30,586	$51,207	41.9%
Acquired non-credit impaired loans	1,377,343	1,447,583	1,512,201	1,600,935	1,665,334	-17.3%
Acquired credit impaired loans	988,524	1,056,495	1,124,809	1,232,256	1,328,888	-25.6%
Non-acquired loans	3,304,708	3,174,625	2,979,958	2,865,216	2,741,242	20.6%
Total loans (1)	5,670,575	5,678,703	5,616,968	5,690,965	5,735,464	-1.1%
FDIC receivable for loss share agreements	30,983	43,766	67,984	93,947	115,773	-73.2%
Total investment securities	826,021	816,648	814,533	812,603	652,610	26.6%
Intangible assets	368,979	371,118	375,315	377,655	379,883	-2.9%
Allowance for acquired credit impaired loan losses	(8,032)	(9,159)	(11,046)	(11,618)	(12,260)	-34.5%
Allowance for non-acquired loan losses (1)	(34,804)	(35,422)	(34,669)	(34,331)	(36,145)	-3.7%
Premises and equipment	173,425	184,113	187,127	188,114	184,959	-6.2%
Total assets	7,896,132	7,993,686	7,990,975	7,931,498	8,028,441	-1.6%
Noninterest-bearing deposits	1,654,308	1,623,291	1,581,157	1,487,798	1,477,793	11.9%
Interest-bearing deposits	4,863,920	4,952,847	5,049,496	5,067,699	5,181,315	-6.1%
Total deposits	6,518,228	6,576,138	6,630,653	6,555,497	6,659,108	-2.1%
Federal funds purchased and repurchase agreements	231,229	280,595	254,985	211,401	233,792	-1.1%
Other borrowings	101,127	101,045	100,963	102,060	101,347	-0.2%
Total liabilities	6,929,137	7,040,668	7,056,812	6,950,029	7,058,415	-1.8%
Shareholders’ common equity (excludes preferred stock)	966,995	953,018	934,163	916,469	905,026	6.8%
Shareholders’ equity	966,995	953,018	934,163	981,469	970,026	-0.3%

Common shares issued and outstanding	24,135,220	24,130,006	24,118,243	24,104,124	24,066,545	0.3%

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013
NONPERFORMING ASSETS (ENDING BALANCE) (7)	2014	2014	2014	2013	2013	% Change
Non-acquired
Non-acquired nonaccrual loans	$20,419	$26,546	$29,190	$31,333	$38,631	-47.1%
Restructured loans	9,633	8,409	8,156	10,690	10,837	-11.1%
Non-acquired other real estate owned (“OREO”)	9,360	9,003	12,187	13,456	16,555	-43.5%
Accruing loans past due 90 days or more	429	358	96	258	122	251.6%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	39,841	44,316	49,629	55,737	66,145	-39.8%
Acquired non-credit impaired loans
Acquired nonaccrual loans	5,359	—	—	—	—
Acquired accruing loans past due 90 days or more	501	—	—	—	—
Total acquired non-credit impaired loans	5,860	—	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	18,961	21,999	29,003	27,520	40,543	-53.2%
OREO not covered under FDIC loss share agreements	22,929	22,732	22,957	23,941	18,775	22.1%
Other nonperforming assets	640	811	1,032	943	718
Total acquired OREO and other nonperforming assets	42,530	45,542	52,992	52,404	60,036	-29.2%
Total acquired nonperforming assets	48,390	45,542	52,992	52,404	60,036	-19.4%
Total nonperforming assets	$88,231	$89,858	$102,621	$108,141	$126,181	-30.1%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	0.92%	1.11%	1.26%	1.48%	1.81%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	1.20%	1.39%	1.66%	1.94%	2.40%
Total nonperforming assets as a percentage of total assets (5)	0.50%	0.55%	0.62%	0.70%	0.82%
Including Acquired Assets
NPLs as a percentage of period end loans	0.64%	0.62%	0.67%	0.74%	0.86%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	1.54%	1.57%	1.81%	1.88%	2.16%
Total nonperforming assets as a percentage of total assets	1.12%	1.12%	1.28%	1.36%	1.57%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Third
	Quarter Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013	September 30,	September 30,	2014 - 2013
ALLOWANCE FOR LOAN LOSSES (1)	2014	2014	2014	2013	2013	% Change	2014	2013	% Change
Non-acquired Loans:
Balance at beginning of period	$35,422	$34,669	$34,331	$36,145	$38,625	-8.3%	$34,331	$44,378	-22.6%
Loans charged off	(1,500)	(1,359)	(901)	(2,778)	(3,815)	-60.7%	(3,760)	(10,790)	-65.2%
Overdrafts charged off	(1,213)	(530)	(469)	(389)	(479)	153.2%	(2,212)	(1,331)	66.2%
Loan recoveries	362	413	817	1,215	1,095	-66.9%	1,592	2,357	-32.5%
Overdraft recoveries	213	144	221	138	154	38.3%	578	513	12.7%
Net charge-offs	(2,138)	(1,332)	(332)	(1,814)	(3,045)	-29.8%	(3,802)	(9,251)	-58.9%
Provision for loan losses on non-acquired loans	1,520	2,085	670	—	565	169.0%	4,275	1,018	319.9%
Balance at end of period, non-acquired loans	$34,804	$35,422	$34,669	$34,331	$36,145	-3.7%	$34,804	$36,145	-3.7%
Acquired Non-Credit Impaired Loans:
Balance at beginning of period	$—	$—	$—	$—	$—		$—	$—
Loans charged off	(879)	—	—	—	—		(879)	—
Overdrafts charged off	—	—	—	—	—		—	—
Loan recoveries	441	—	—	—	—		441	—
Overdraft recoveries	—	—	—	—	—		—	—
Net charge-offs	(438)	—	—	—	—		(438)	—
Provision for loan losses on acquired non-credit impaired loans	438	—	—	—	—		438	—
Balance at end of period, acquired non-credit impaired loans	—	—	—	—	—		—	—

Total provision for loan losses charged to operations	$2,091	$2,169	$849	$(12)	$659		$5,109	$1,898

Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.05%	1.12%	1.16%	1.20%	1.32%		1.05%	1.32%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	114.18%	100.31%	92.59%	81.20%	72.89%		114.18%	72.89%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.26%	0.17%	0.05%	0.26%	0.45%		0.17%	0.47%
Net charge-offs on acquired non-credit impaired loans as a percentage of average acquired non-credit impaired loans (annualized) (1)	0.12%	0.00%	0.00%	0.00%	0.00%		0.04%	0.00%

DAY 2 VALUATION ALLOWANCE ON ACQUIRED CREDIT IMPAIRED LOANS
Balance at beginning of period	$9,159	$11,046	$11,618	$12,260	$14,461		$11,618	$17,218
Provision for loan losses on acquired credit impaired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(658)	(1,438)	304	73	(456)		(1,792)	(991)
Benefit attributable to FDIC loss share agreements	791	1,522	(125)	(85)	550		2,188	1,871
Net provision for loan losses on acquired credit impaired loans	133	84	179	(12)	94		396	880
Provision for loan losses recorded through the FDIC loss share receivable	(791)	(1,522)	125	85	(550)		(2,188)	(1,871)
Reduction due to loan removals (12)	(469)	(449)	(876)	(715)	(1,745)		(1,794)	(3,967)
Balance at end of period, acquired credit impaired loans	$8,032	$9,159	$11,046	$11,618	$12,260		$8,032	$12,260

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013
LOAN PORTFOLIO (ENDING balance) (1)	2014	2014	2014	2013	2013	% Change
Acquired loans:
Acquired covered loans:
Commercial non-owner occupied real estate:
Construction and land development	$22,291	$30,859	$37,757	$43,396	$50,582	-55.9%
Commercial non-owner occupied	36,653	47,017	50,814	53,525	62,985	-41.8%
Total commercial non-owner occupied real estate	58,944	77,876	88,571	96,921	113,567	-48.1%
Consumer real estate:
Consumer owner occupied	31,757	36,017	37,111	38,946	41,379	-23.3%
Home equity loans	35,471	33,684	34,627	35,884	37,943	-6.5%
Total consumer real estate	67,228	69,701	71,738	74,830	79,322	-15.2%
Commercial owner occupied real estate	54,776	72,247	78,861	88,722	93,309	-41.3%
Commercial and industrial	10,450	11,711	11,964	14,475	16,596	-37.0%
Other income producing property	22,445	27,521	29,471	31,739	37,543	-40.2%
Consumer non real estate	821	1,583	1,772	1,878	2,322	-64.6%
Total acquired covered loans	214,664	260,639	282,377	308,565	342,659	-37.4%
Acquired non-covered loans:
Commercial non-owner occupied real estate:
Construction and land development	76,167	86,830	96,981	129,289	134,342	-43.3%
Commercial non-owner occupied	192,322	191,637	204,094	226,530	245,046	-21.5%
Total commercial non-owner occupied real estate	268,489	278,467	301,075	355,819	379,388	-29.2%
Consumer real estate:
Consumer owner occupied	879,302	912,346	951,131	981,834	1,013,022	-13.2%
Home equity loans	303,615	313,318	324,686	335,241	349,517	-13.1%
Total consumer real estate	1,182,917	1,225,664	1,275,817	1,317,075	1,362,539	-13.2%
Commercial owner occupied real estate	188,482	188,490	200,370	211,030	230,849	-18.4%
Commercial and industrial	62,003	69,953	76,016	98,046	111,135	-44.2%
Other income producing property	146,819	154,100	160,498	171,544	183,996	-20.2%
Consumer non real estate	302,493	326,765	340,857	371,112	383,656	-21.2%
Total acquired non-covered loans	2,151,203	2,243,439	2,354,633	2,524,626	2,651,563	-18.9%
Total acquired loans	2,365,867	2,504,078	2,637,010	2,833,191	2,994,222	-21.0%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	385,318	371,751	319,441	299,951	288,199	33.7%
Commercial non-owner occupied	318,470	302,961	285,145	291,170	282,678	12.7%
Total commercial non-owner occupied real estate	703,788	674,712	604,586	591,121	570,877	23.3%
Consumer real estate:
Consumer owner occupied	702,521	637,071	595,652	548,170	498,734	40.9%
Home equity loans	276,341	271,028	263,057	257,139	255,291	8.2%
Total consumer real estate	978,862	908,099	858,709	805,309	754,025	29.8%
Commercial owner occupied real estate	881,403	849,048	845,728	833,513	814,259	8.2%
Commercial and industrial	355,580	353,211	333,574	321,824	301,845	17.8%
Other income producing property	154,822	151,928	158,186	143,204	140,024	10.6%
Consumer non real estate	183,451	170,982	147,710	136,410	116,312	57.7%
Other	46,802	66,645	31,465	33,835	43,900	6.6%
Total non-acquired loans	3,304,708	3,174,625	2,979,958	2,865,216	2,741,242	20.6%
Total loans (net of unearned income) (1)	$5,670,575	$5,678,703	$5,616,968	$5,698,407	$5,735,464	-1.1%

Loans held for sale	$72,639	$56,407	$57,200	$30,586	$51,207	41.9%

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
SELECTED RATIOS	2014	2014	2014	2013	2013	2014	2013

Return on average assets (annualized)	0.96%	0.91%	0.86%	0.70%	0.66%	0.91%	0.81%

Operating return on average assets (annualized) (non-GAAP) (3)	1.21%	1.12%	1.06%	1.00%	1.07%	1.13%	1.02%

Return on average common equity (annualized)	7.99%	7.63%	6.89%	5.72%	5.78%	7.52%	7.64%

Return on average equity (annualized)	7.99%	7.63%	6.90%	5.67%	5.71%	7.50%	7.56%

Operating return on average common equity (annualized) (non-GAAP) (3)	9.99%	9.43%	8.61%	8.38%	9.45%	9.35%	9.67%

Operating return on average equity (annualized) (non-GAAP) (3)	9.99%	9.43%	8.51%	8.16%	9.18%	9.30%	9.54%

Return on average tangible common equity (annualized) (non-GAAP) (10)	13.97%	13.62%	12.59%	10.90%	10.39%	13.41%	11.82%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	17.23%	16.59%	15.47%	15.46%	16.43%	16.45%	14.75%

Return on average tangible equity (annualized) (non-GAAP) (10)	13.97%	13.62%	12.03%	10.25%	9.88%	13.19%	11.39%

Net interest margin (tax equivalent)	4.65%	4.75%	4.99%	4.91%	5.11%	4.83%	5.03%

Efficiency ratio (tax equivalent)	70.98%	71.52%	73.84%	79.22%	78.74%	72.11%	74.26%

Operating efficiency ratio excluding OREO expense	61.32%	63.62%	64.06%	66.30%	64.27%	63.06%	64.19%

Book value per common share	$40.07	$39.50	$38.73	$40.72	$40.31

Tangible common equity per common share (non-GAAP) (10)	$24.78	$24.12	$23.17	$22.35	$21.82

Common shares issued and outstanding	24,135,220	24,130,006	24,118,243	24,104,124	24,066,545

Common equity-to-assets	12.25%	11.92%	11.69%	11.55%	11.27%

Equity-to-assets	12.25%	11.92%	11.69%	12.37%	12.08%

Tangible common equity-to-tangible assets (non-GAAP) (10)	7.94%	7.63%	7.34%	7.13%	6.87%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.94%	7.63%	7.34%	7.99%	7.72%

Tier 1 leverage (9)	9.1%	8.9%	8.6%	9.3%	10.0%

Tier 1 risk-based capital (9)	13.2%	12.9%	12.7%	13.5%	13.1%

Total risk-based capital (9)	14.1%	13.8%	13.6%	14.4%	14.4%

South State Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,	2014 - 2013
RECONCILIATION OF NON-GAAP TO GAAP	2014	2014	2014	2013	2013	2014	2013	% Change

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$19,327	$17,946	$16,916	$13,984	$12,054	$54,189	$35,235	53.8%
Provision for loan losses (1)	2,091	2,169	849	(12)	659	5,109	1,898	169.2%
Provision for income taxes	8,346	9,368	8,832	7,204	6,804	26,546	18,151	46.3%
Pre-tax, pre-provision income	29,764	29,483	26,597	21,176	19,517	85,844	55,284	55.3%
Securities gains	90	(88)	—	—	—	2	—
Merger and branding related expense	6,846	6,510	5,985	9,314	10,397	19,341	13,220
Pre-tax, pre-provision operating earnings (non-GAAP)	$36,700	$35,905	$32,582	$30,490	$29,914	$105,187	$68,504	53.5%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.21%	1.12%	1.06%	1.00%	1.07%	1.13%	1.02%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-0.25%	-0.21%	-0.20%	-0.30%	-0.41%	-0.22%	-0.21%
Return on average assets (GAAP)	0.96%	0.91%	0.86%	0.70%	0.66%	0.91%	0.81%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	9.99%	9.43%	8.61%	8.38%	9.45%	9.35%	9.67%
Effect to adjust for securities gains (losses)	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.97%	-1.82%	-1.72%	-2.66%	-3.67%	-1.83%	-2.03%
Return on average common equity (GAAP)	7.99%	7.63%	6.89%	5.72%	5.78%	7.52%	7.64%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.99%	9.43%	8.51%	8.16%	9.18%	9.30%	9.54%
Effect to adjust for securities gains (losses)	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.97%	-1.82%	-1.61%	-2.49%	-3.47%	-1.80%	-1.98%
Return on average equity (GAAP)	7.99%	7.63%	6.90%	5.67%	5.71%	7.50%	7.56%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	13.97%	13.62%	12.59%	10.90%	10.39%	13.41%	11.82%
Effect to adjust for intangible assets	-5.98%	-5.99%	-5.70%	-5.18%	-4.61%	-5.89%	-4.18%
Return on average common equity (GAAP)	7.99%	7.63%	6.89%	5.72%	5.78%	7.52%	7.64%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	17.23%	16.59%	15.47%	15.46%	16.43%	16.45%	14.75%
Effect to adjust for securities gains (losses)	-0.03%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger and branding related expenses	-1.98%	-1.82%	-1.71%	-2.67%	-3.68%	-1.84%	-2.03%
Effect to adjust for intangible assets	-7.24%	-7.17%	-6.87%	-7.07%	-6.97%	-7.09%	-5.08%
Return on average common equity (GAAP)	7.99%	7.63%	6.89%	5.72%	5.78%	7.52%	7.64%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	13.97%	13.62%	12.03%	10.25%	9.88%	13.19%	11.39%
Effect to adjust for intangible assets	-5.98%	-5.99%	-5.13%	-4.58%	-4.17%	-5.69%	-3.83%
Return on average equity (GAAP)	7.99%	7.63%	6.90%	5.67%	5.71%	7.50%	7.56%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	61.32%	63.62%	64.06%	66.30%	64.27%	63.06%	64.19%
Effect to adjust for OREO and loan related expense	3.19%	1.77%	4.07%	4.13%	3.61%	2.91%	4.60%
Effect to adjust for merger and branding expenses	6.47%	6.13%	5.71%	8.79%	10.86%	5.93%	2.19%
Efficiency ratio (Tax Equivalent)	70.98%	71.52%	73.84%	79.22%	78.74%	72.11%	74.26%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$24.78	$24.12	$23.17	$22.35	$21.82
Effect to adjust for intangible assets	15.29	15.38	15.56	18.36	18.49
Book value per common share (GAAP)	$40.07	$39.50	$38.73	$40.72	$40.31

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.94%	7.63%	7.34%	7.13%	6.87%
Effect to adjust for intangible assets	4.31%	4.29%	4.35%	4.42%	4.40%
Common equity-to-assets (GAAP)	12.25%	11.92%	11.69%	11.55%	11.27%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.94%	7.63%	7.34%	7.99%	7.72%
Effect to adjust for intangible assets	4.31%	4.29%	4.35%	4.38%	4.36%
Equity-to-assets (GAAP)	12.25%	11.92%	11.69%	12.37%	12.08%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	September 30, 2014			September 30, 2013
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$392,407	$430	0.43%	418,103	$505	0.48%
Investment securities (taxable)	676,230	3,982	2.34%	507,575	3,315	2.59%
Investment securities (tax-exempt)	146,603	1,236	3.34%	149,083	1,202	3.20%
Loans held for sale	52,241	375	2.85%	53,204	543	4.05%
Acquired loans, net of allowance for acquired loan losses	2,416,974	44,369	7.28%	2,427,583	48,458	7.92%
Non-acquired loans (1)	3,246,025	33,956	4.15%	2,698,580	29,770	4.38%
Total interest-earning assets	6,930,480	84,348	4.83%	6,254,128	83,793	5.32%

Noninterest-Earning Assets:
Cash and due from banks	168,320			124,562
Other assets	888,442			874,312
Allowance for non-acquired loan losses	(35,238)			(38,584)
Total noninterest-earning assets	1,021,524			960,290
Total Assets	$7,952,004			$7,214,418

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,892,934	$895	0.12%	$2,560,731	$831	0.13%
Savings deposits	664,395	126	0.08%	561,773	115	0.08%
Certificates and other time deposits	1,342,709	1,374	0.41%	1,503,519	1,765	0.47%
Federal funds purchased and repurchase agreements	256,000	87	0.13%	251,551	92	0.15%
Other borrowings	101,090	1,497	5.88%	93,849	1,235	5.22%
Total interest-bearing liabilities	5,257,128	3,979	0.30%	4,971,423	4,038	0.32%

Noninterest-Bearing Liabilities:
Demand deposits	1,656,120			1,359,137
Other liabilities	79,220			46,673
Total noninterest-bearing liabilities (“Non-IBL”)	1,735,340			1,405,810
Shareholders’ equity	959,536			837,185
Total Non-IBL and shareholders’ equity	2,694,876			2,242,995
Total liabilities and shareholders’ equity	$7,952,004			$7,214,418

Net interest income and margin (NON-TAX EQUIV.)		$80,369	4.60%		$79,755	5.06%
Net interest margin (TAX EQUIVALENT)			4.65%			5.11%

South State Corporation

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30, 2014			September 30, 2013
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$358,207	$1,331	0.50%	$367,146	$1,366	0.50%
Investment securities (taxable)	664,121	11,860	2.39%	427,386	7,572	2.37%
Investment securities (tax-exempt)	147,626	3,463	3.14%	152,260	3,582	3.15%
Loans held for sale	40,093	1,131	3.77%	45,406	1,262	3.72%
Acquired loans, net of allowance for acquired loan losses	2,569,087	142,150	7.40%	1,457,036	96,319	8.84%
Non-acquired loans (1)	3,073,530	96,707	4.21%	2,634,362	87,393	4.44%
Total interest-earning assets	6,852,664	256,642	5.01%	5,083,596	197,494	5.19%

Noninterest-Earning Assets:
Cash and due from banks	210,428			113,584
Other assets	922,411			652,442
Allowance for non-acquired loan losses	(35,119)			(41,466)
Total noninterest-earning assets	1,097,720			724,560
Total Assets	$7,950,384			$5,808,156

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,888,371	$2,530	0.12%	$2,084,504	$2,007	0.13%
Savings deposits	665,343	369	0.07%	422,548	276	0.09%
Certificates and other time deposits	1,419,008	4,157	0.39%	1,172,624	3,450	0.39%
Federal funds purchased and repurchase agreements	259,038	277	0.14%	289,143	343	0.16%
Other borrowings	101,202	4,500	5.95%	67,818	2,572	5.07%
Total interest-bearing liabilities	5,332,962	11,833	0.30%	4,036,637	8,648	0.29%

Noninterest-Bearing Liabilities:
Demand deposits	1,579,427			1,115,407
Other liabilities	72,607			33,013
Total noninterest-bearing liabilities (“Non-IBL”)	1,652,034			1,148,420
Shareholders’ equity	965,388			623,099
Total Non-IBL and shareholders’ equity	2,617,422			1,771,519
Total liabilities and shareholders’ equity	$7,950,384			$5,808,156

Net interest income and margin (NON-TAX EQUIV.)		$244,809	4.78%		$188,846	4.97%
Net interest margin (TAX EQUIVALENT)			4.83%			5.03%

South State Corporation

(Unaudited)

(Dollars in thousands)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2014 - 2013	September 30,		2014 - 2013
NONINTEREST INCOME & EXPENSE	2014	2014	2014	2013	2013	% Change	2014	2013	% Change
Noninterest income:
Service charges on deposit accounts	$9,126	$9,144	$8,988	$10,098	$8,966	1.8%	27,258	20,462	33.2%
Bankcard services income	7,489	7,741	7,084	7,252	6,476	15.6%	22,314	14,614	52.7%
Mortgage banking income	4,124	4,683	3,291	2,489	1,342	207.3%	12,098	6,629	82.5%
Trust and investment services income	4,490	4,812	4,543	4,316	3,593	25.0%	13,845	8,345	65.9%
Securities gains, net (8)	(90)	88	—	—	—		(2)	—
Amortization of FDIC indemnification asset	(4,825)	(5,815)	(7,078)	(7,429)	(7,625)	36.7%	(17,718)	(22,106)	-19.8%
Other	4,139	3,746	3,717	3,957	2,418	71.2%	11,602	5,229	121.9%
Total noninterest income	$24,453	$24,399	$20,545	$20,683	$15,170	61.2%	$69,397	$33,173	109.2%

Noninterest expense:
Salaries and employee benefits	$40,029	$40,276	$39,093	$40,634	$34,463	16.2%	$119,398	$81,461	46.6%
Information services expense	3,417	4,313	4,424	4,323	3,905	-12.5%	12,154	10,087	20.5%
OREO expense and loan related	3,374	1,875	4,064	4,375	3,461	-2.5%	9,313	9,383	-0.7%
Net occupancy expense	5,387	5,731	5,640	5,855	5,079	6.1%	16,758	11,696	43.3%
Furniture and equipment expense	3,166	3,264	3,741	3,824	3,513	-9.9%	10,171	8,295	22.6%
Merger and branding related expense	6,846	6,510	5,985	9,314	10,397	-34.2%	19,341	13,220	46.3%
Business development and staff related	1,482	1,756	1,578	1,773	1,233	20.2%	4,816	3,737	28.9%
FDIC assessment and other regulatory charges	1,268	1,267	1,576	1,193	1,521	-16.6%	4,111	3,841	7.0%
Bankcard expense	2,141	2,187	2,192	2,283	1,865	14.8%	6,520	4,264	52.9%
Amortization of intangibles	2,080	2,084	2,104	2,287	1,738	19.7%	6,268	3,794	65.2%
Professional fees	1,068	1,190	1,243	1,438	1,329	-19.6%	3,501	2,780	25.9%
Advertising and marketing	837	1,054	1,093	1,301	1,313	-36.3%	2,984	2,803	6.5%
Other	3,963	4,382	4,682	5,296	5,591	-29.1%	13,027	11,374	14.5%
Total noninterest expense	$75,058	$75,889	$77,415	$83,896	$75,408	-0.5%	$228,362	$166,735	37.0%

Notes:

(A)  Includes noncash loan interest income related the discount on acquired performing loans on $2.4 million; $2.2 million; $3.0 million; $3.5 million; and $2.5 million, respectively during the five quarters above, and for the nine months ended the amounts were $7.6 million and $3.6 million.

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and branding related expense of $6.8 million, $6.5 million, $6.0 million, $9.3 million, and $10.4 million, for the quarters ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively; and (b) securities gains (losses) of ($90,000) and $88,000 for the quarters ended September 30, 2014 and June 30, 2014.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and branding related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired credit impaired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) September 30, 2014 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) The allowance for acquired loan losses is reduced for any loan removals, which occur when a loan has been fully paid off, fully charged off, sold or transferred to OREO.

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30,	December 31,	September 30,
	2014	2013	2013
	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$269,480	$184,611	$292,625
Interest-bearing deposits with banks	7,382	32,632	4,720
Federal funds sold and securities purchased under agreements to resell	226,166	262,218	347,821
Total cash and cash equivalents	503,028	479,461	645,166
Investment securities:
Securities held to maturity (fair value of $11,019, $12,891, and $12,992, respectively)	10,389	12,426	12,426
Securities available for sale, at fair value	805,114	786,791	626,798
Other investments	10,518	13,386	13,386
Total investment securities	826,021	812,603	652,610
Loans held for sale	72,639	30,586	51,207
Loans:
Acquired credit impaired (covered of $197,944, $289,123, and $321,969, respectively; non-covered of $782,548, $931,515 and $994,659, respectively), net of allowance for loan losses	980,492	1,220,638	1,316,628
Acquired non-credit impaired (covered of $9,459, $7,824, and $8,430, respectively; non-covered of $1,367,884, $1,593,111 and $1,656,904, respectively)	1,377,343	1,600,935	1,665,334
Non-acquired	3,304,708	2,865,216	2,741,242
Less allowance for non-acquired loan losses	(34,804)	(34,331)	(36,145)
Loans, net	5,627,739	5,652,458	5,687,059
Goodwill	317,688	317,688	317,688
Premises and equipment, net	173,425	188,114	184,959
Bank owned life insurance	98,505	97,197	96,551
FDIC receivable for loss share agreements	30,983	86,447	115,773
Deferred tax asset	60,322	72,914	73,135
Other real estate owned (covered of $18,771, $27,520, and $40,543, respectively; non-covered of $32,479, $37,398, and $35,330, respectively)	51,250	64,918	75,873
Core deposit and other intangibles	51,291	59,908	62,195
Mortgage servicing rights	22,052	20,729	18,908
Other assets	61,189	48,475	47,317
Total assets	$7,896,132	$7,931,498	$8,028,441

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,654,308	$1,487,798	$1,477,793
Interest-bearing	4,863,920	5,067,699	5,181,315
Total deposits	6,518,228	6,555,497	6,659,108
Federal funds purchased and securities sold under agreements to repurchase	231,229	211,401	233,792
Other borrowings	101,127	102,060	101,347
Other liabilities	78,553	81,071	64,168
Total liabilities	6,929,137	6,950,029	7,058,415

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; 0, 65,000, and 0 shares issued and outstanding, respectively	—	1	1
Common stock - $2.50 par value; authorized 40,000,000 shares; 24,135,220, 24,104,124, and 24,066,545 shares issued and outstanding, respectively	60,338	60,260	60,166
Surplus	700,579	762,354	760,507
Retained earnings	207,219	168,577	159,980
Accumulated other comprehensive (loss)	(1,141)	(9,723)	(10,628)
Total shareholders’ equity	966,995	981,469	970,026
Total liabilities and shareholders’ equity	$7,896,132	$7,931,498	$8,028,441

SOUTH STATE CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$78,700	$78,771	$239,988	$184,974
Investment securities:
Taxable	3,982	3,315	11,860	7,572
Tax-exempt	1,236	1,202	3,463	3,582
Federal funds sold and securities purchased under agreements to resell	430	505	1,331	1,366
Total interest income	84,348	83,793	256,642	197,494
Interest expense:
Deposits	2,395	2,711	7,056	5,733
Federal funds purchased and securities sold under agreements to repurchase	87	92	277	343
Other borrowings	1,497	1,235	4,500	2,572
Total interest expense	3,979	4,038	11,833	8,648
Net interest income	80,369	79,755	244,809	188,846
Provision for loan losses	2,091	659	5,109	1,898
Net interest income after provision for loan losses	78,278	79,096	239,700	186,948
Noninterest income:
Service charges on deposit accounts	9,126	8,966	27,258	20,462
Bankcard services income	7,489	6,476	22,314	14,614
Mortgage banking income	4,124	1,342	12,098	6,629
Trust and investment services income	4,490	3,593	13,845	8,345
Securities gains (losses), net	(90)	—	(2)	—
Amortization of FDIC indemnification asset	(4,825)	(7,625)	(17,718)	(22,106)
Other	4,139	2,418	11,602	5,229
Total noninterest income	24,453	15,170	69,397	33,173
Noninterest expense:
Salaries and employee benefits	40,029	34,463	119,398	81,461
Information services expense	3,417	3,905	12,154	10,088
OREO expense and loan related	3,374	3,461	9,313	9,383
Net occupancy expense	5,387	5,079	16,758	11,696
Furniture and equipment expense	3,166	3,513	10,171	8,296
Merger and branding related expense	6,846	10,397	19,341	13,220
FDIC assessment and other regulatory charges	1,268	1,521	4,111	3,841
Bankcard expense	2,141	1,865	6,520	4,264
Amortization of intangibles	2,080	1,738	6,268	3,794
Professional fees	1,068	1,329	3,501	2,780
Advertising and marketing	837	1,313	2,984	2,803
Other	5,445	6,824	17,843	15,109
Total noninterest expense	75,058	75,408	228,362	166,735
Earnings:
Income before provision for income taxes	27,673	18,858	80,735	53,386
Provision for income taxes	8,346	6,804	26,546	18,151
Net income	19,327	12,054	54,189	35,235
Preferred stock dividends	—	542	1,073	542
Accretion on preferred stock discount	—	—	—	—
Net income available to common shareholders	$19,327	$11,512	$53,116	$34,693
Earnings per common share:
Basic	$0.81	$0.53	$2.22	$1.87
Diluted	$0.80	$0.52	2.20	1.85
Dividends per common share	$0.21	$0.19	$0.60	$0.55

Weighted-average common shares outstanding:
Basic	23,899	21,894	23,890	18,518
Diluted	24,160	22,128	24,139	18,717